Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 18, 2003

PERFICIENT, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600B North Capital of Texas Highway, Suite 340, Austin, TX		78731
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (512) 531-6000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

                Perficient, Inc. (the “Company”) received notice from NASDAQ that for 30 consecutive trading days, the bid price of the Company’s common stock closed below the minimum $1.00 per share required for continued listing on the NASDAQ SmallCap Market.  NASDAQ provided an extension through September 15, 2003 for the Company to achieve compliance with the $1.00 minimum bid requirement.  If the Company is unable to achieve compliance with the $1.00 minimum bid requirement by September 15, 2003, NASDAQ will determine if the Company satisfies certain of the initial listing criteria for the NASDAQ SmallCap Market. If the Company meets such criteria, it will receive an additional 180 calendar days to achieve compliance.  Otherwise, NASDAQ will notify the Company that its securities will be delisted.  Management believes that the company currently meets the requisite initial listing criteria, and that it will continue to meet the criteria through September 15, 2003, and therefore will receive an additional 180 days to become compliant with the minimum bid requirements if it is not compliant by September 15, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: March 20, 2003	By:	/s/ John T. McDonald
John T. McDonald
Chief Executive Officer